Chang Lee LLP

 Chartered Accountants

    606-815 Hornby Street

  Vancouver, B.C., V6Z 2E6

  Tel: 604-687-3776

   Fax:  604-688-3373

E-mail: info@changleellp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporate by reference in Registration Statement No. 333-142657 on Form S-8 of our report dated January 18, 2010, relating to the financial statements of Lexaria Corp. appearing in this Annual Report on Form 10-K of Lexaria Corp. for the year ended October 31, 2009.

Vancouver, Canada

January 18, 2010

   Chartered Accountants